UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 20, 2007

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement and Grant Agreement with Philip H. Kowalczyk

As previously announced by The Talbots, Inc. (the “Company”), Philip H. Kowalczyk was appointed to the newly-created position of Chief Operating Officer (“COO”) of the Company effective October 4, 2007.   The Company previously reported in its Current Report on Form 8-K filed on October 10, 2007 (“October 10, 2007 Form 8-K”) the terms and conditions of Mr. Kowalczyk’s employment and related compensation arrangements.  The definitive employment agreement setting forth those terms and conditions was executed on November 20, 2007 and is filed herewith as Exhibit 10.1.

In addition, as previously reported in the October 10, 2007 Form 8-K and consistent with his employment agreement, on November 20, 2007, Mr. Kowalczyk was granted 53,476 shares of restricted stock, vesting 50% on October 4, 2008 and 50% on October 4, 2009, in connection with his appointment as COO.  The grant agreement evidencing this award is filed herewith as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

d. Exhibits.

10.1	Employment Agreement by and between The Talbots, Inc. and Philip H. Kowalczyk, dated November 20, 2007.

10.2	Restricted Stock Agreement by and between The Talbots, Inc. and Philip H. Kowalczyk, dated November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: November 20, 2007	By:	/s/ Richard T. O’Connell, Jr.
	Name:	Richard T. O’Connell, Jr.
	Title:	Executive Vice President, Legal and Real Estate and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between The Talbots, Inc. and Philip H. Kowalczyk, dated November 20, 2007.

10.2	Restricted Stock Agreement by and between The Talbots, Inc. and Philip H. Kowalczyk, dated November 20, 2007.